UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

Corporate:

Broadcast 3DTV, Inc.

1020 North Hollywood Way, Suite 120

Burbank, California 91505

 (818) 568-6747

http://www.B3DTV.com

Best Efforts Offering of 50,000 6% Convertible Preferred Stock Shares
Offering Price per 6% Convertible Preferred Stock Share: $100 (USD)
Minimum Offering: One 6% Convertible Preferred Stock Share

DIVIDEND POLICY: Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share. Dividends are calculated and accrues daily.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. These securities where previously qualified for sale by the United States Securities and Exchange Commission on November 30th, 2015, but the Company did not sell any Securities as part of that Offering. A maximum of 50,000 6% Convertible Preferred Stock Shares are being offered to the public at $100 per 6% Convertible Preferred Stock Share. There is no minimum number of 6% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds. A maximum of $5,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 6% Convertible Preferred Stock Shares, (2) One Year from the date that this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of this Offering being Qualified by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

 pg. 1

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Investing in the Company’s Preferred Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in the Company.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

The date of this Offering Circular is _________, 2017.

 pg. 2

TABLE OF CONTENTS:

 pg. 3

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	001	$100.00	$0.00	$100.00
Total Maximum	50,000	$5,000,000.00	$0.00	$5,000,000.00

1)

We are offering a maximum of 50,000 6% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER

 pg. 4

SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Broadcast Media / Media Broadcasting Company Investment Industry Risks

Media Broadcasting Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Media Broadcasting Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or services does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s products and services may be adversely affected by the general economic climate, Broadcast Media market conditions such as oversupply of related products and services, or a reduction in demand for Broadcast Media products and services in the areas in which the Company’s products and services are located, competition from other Media Broadasting products and services suppliers, and the Company’s ability to provide adequate Broadcast Media products and services.  Revenues from the Company’s products and services are also affected by such factors such as the costs of production and general regional and national market conditions.

Because Media Broadcasting Industry investments are relatively illiquid, the Company’s ability to vary its Broadcast Media products and services portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its assets.  No assurance can be given that the fair market value of the assets acquired by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

 pg. 6

We are Entirely Dependent on our Internet Content for 3D Broadcast for use by Mobile Devices, and our Future Revenue Depends On Its Commercial Success

Our future development and growth depends on the commercial success of our Internet 3D TV Broadcast content delivery service. Our Broadcast 3DTV service, or other services under development, may not achieve widespread market acceptance. We have recently begun to commercially introduce our service for the delivery of 3D TV video (with audio), and our future growth will depend, in part, on customer acceptance of this service. Failure of our current and planned services to operate as expected could delay or prevent their adoption. If our target customers do not purchase and successfully deploy our planned services, our revenue will not grow significantly and our business, results of operations and financial condition will be seriously harmed. In addition, to the extent we promote any portion of our technology as an industry standard by making it readily available to users for little or no charge, we may not receive revenue that might otherwise have been received by us.

The Internet Content Delivery Market for Mobile Devices is Relatively New, and our Business will Suffer if it Does Not Continue to Develop as we Expect

The market for Internet content delivery services to mobile devices is relatively new. We cannot be certain that a viable market for our 3D TV Broadcast technology service will emerge or be sustainable. If this market does not develop, or develops more slowly than we expect, our business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF OUR 3D TV BROADCAST NETWORK INFRASTRUCTURE COULD LEAD TO SIGNIFICANT COSTS AND DISRPUTIONS WHICH COULD REDUCE OUR REVENUE AND HARM OUR BUSINESS, FINANCIAL RESULTS AND REPUTATION.

Our business is dependent on providing our customers with fast, efficient and reliable 3D TV Internet Broadcasted content. To meet these customer requirements, we must protect our network infrastructure against damage from:

•

Human Error;

•

Physical and Electronic Security Breaches;

•

Fire, Earthquake, Flood and other Natural Disasters;

•

Power Loss;

•

Sabotage and Vandalism; and

•

Similar Events.

Any Failure of our Telecommunications Providers to Provide Required Transmission Capacity to us Could Result in Interruptions in our Service

Our operations are dependent upon transmission capacity provided by third-party telecommunications providers. Any failure of such telecommunications providers to provide the capacity we require may result in a reduction in, or termination of, service to our customers. This failure may be a result of the telecommunications providers or Internet service providers choosing services that are competitive with our service, failing to comply with or terminating their agreements with us or otherwise not entering into relationships with us at all or on terms commercially acceptable to us. If we do not have access to third-party transmission capacity, we could lose customers or fees charged to such customers, and our business and financial results could suffer.

THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITVE AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

We compete in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of our current competitors, as well as a number of our potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we do. Some of our current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of our competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of our potential customers. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements.

 pg. 7

As competition in the Internet content delivery market continues to intensify, new solutions will come to market. We are aware that other companies will in the future focus significant resources on developing and marketing 3DTV products and services that will compete with Broadcast 3DTV’s technology.

Increased competition could result in:

•

Price and Revenue Reductions and Lower Profit Margins;

•

Increased Cost of Service from Telecommunications Providers;

•

Loss of Customers; and

•

Loss of Market Share

Any one of these could materially and adversely affect our business, financial condition and results of operations.

Our Business will Suffer if we are Not Able to Scale our Network as Demand Increases

We have had only limited deployment of our Internet 3D TV Broadcast content delivery service to date, and we cannot be certain that our network can connect and manage a substantially larger number of customers at high transmission speeds. Our network may not be scalable to expected customer levels while maintaining superior performance. In addition, as customers’ usage of bandwidth increases, we will need to make additional investments in our infrastructure to maintain adequate downstream data transmission speeds. We cannot assure you that we will be able to make these investments successfully or at an acceptable cost. Upgrading our infrastructure may cause delays or failures in our network. As a result, in the future our network may be unable to achieve or maintain a sufficiently high transmission capacity. Our failure to achieve or maintain high capacity data transmission could significantly reduce demand for our service, reducing our revenue and causing our business and financial results to suffer.

Our Business will Suffer if we Do Not Respond to Technological Changes

The market for Internet content delivery services is likely to be characterized by rapid technological change, frequent new product and service introductions and changes in customer requirements. We may be unable to respond quickly or effectively to these developments. If competitors introduce products, services or technologies that are better than ours or that gain greater market acceptance,  or if new industry standards emerge, our Internet based 3D TV Broadcast technology may become obsolete, which would materially and adversely affect our business, results of operations and financial condition.

In developing our Internet based 3D TV Broadcast technology service, we have made, and will continue to make, assumptions about the standards that our customers and competitors may adopt. If the standards adopted are different from those which we may now or in the future promote or support, market acceptance of our 3D TV Broadcast service may be significantly reduced or delayed and our business will be seriously harmed. In addition, the introduction of services or products incorporating new technologies and the emergence of new industry standards could render our existing services obsolete.

We Face Risks Associated with International Operators that could Harm our Business

To be successful, we believe we must expand our international operations. Therefore, we expect to commit significant resources to expand our international sales and marketing activities. However, we may not be able to develop or increase market demand for our Internet 3D TV Broadcast technology service which may harm our business. We may be subject to a number of risks associated with international business activities which may increase our costs, lengthen our sales cycle and require significant management attention. These risks include:

•

Increased expenses associated with marketing services in foreign countries;

•

General economic conditions in international markets;

•

Currency exchange rate fluctuations;

•

Unexpected changes in regulatory requirements resulting in unanticipated costs and delays;

•

Tariffs, export controls and other trade barriers;

•

Longer accounts receivable payment cycles and difficulties in collecting accounts receivable; and

•

Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

 pg. 8

The Company is a Development Stage Business, and all Risks Associated with an Early Stage Company

Broadcast 3DTV, Inc. commenced operations in August of 2012 as a California Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Broadcast 3DTV, Inc. will operate profitably.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Given that there is no minimum offering amount, and that the Company needs at least $500,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $5,000,000, the Company will have to limit or eliminate important expenditure, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Markets in which we Operate are Highly Competitive and we May be Unable to Compete Successfully Against New Entrants and Established Companies with Greater Resources

We compete in markets that are new, intensely competitive, highly fragmented and rapidly changing. We expect to experience increased competition. Many of our competitors, as well as a number of potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we do. Some of our current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of our competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of our potential customers. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Some of our current or potential competitors may bundle services with other software or hardware in a manner that may discourage consumers from purchasing any products or services we offer.

As competition in the Internet Content Delivery market continues to intensify, new solutions will come to market. We are aware of other companies that are focusing, or may in the future focus significant resources on developing and marketing products and services that will complete with our products and services. We also believe we may face competition from other providers of competing Internet Content Delivery Services, which could result in:

•

Price and revenue reductions and lower profit margins;

•

Increased cost of service from telecommunications providers;

•

Loss of customers; and

•

Loss of market share.

Any one of these could materially and adversely affect our business, financial condition and results of operations.

 pg. 9

We Could Incur Substantial Costs Defending our Intellectual Property from Infringement or a Claim of Infringement

Other companies, including our competitors, may obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to make, sue or sell our service. As a result, we may be found on the proprietary rights of others. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results would be significantly harmed. Companies in the Internet Market are increasingly brining suits alleging infringement of the proprietary rights, particularly patent rights. Any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources. Intellectual property litigation or claims could force us to do one or more of the following.

•

Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

•

Obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms; and

•

Redesign products or services

If we are forced to take any of the foregoing actions, our business may be seriously harmed. We may not carry adequate insurance to cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

The Company is Dependent on Current Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of Mr. Dean Zanetos, the Company’s Co-Founder, Chief Executive Officer and Chairman of the Company’s Board of Directors, and Mr. Sidney Kassouf, the Company’s Co-Founder, President and Chief Operations Officer.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

 pg. 10

Control by Management

As of January 1st, 2017 the Company’s Managers owned approximately 87.96% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 87.96% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

 pg. 11

•

The Company’s degree of success in capturing a larger portion of the Recreational Marijuana market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

 pg. 12

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock will be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Recreational Marijuana Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

 pg. 13

The Company’s Securities initially may be listed for trade on a Closed Trading System with Limited Volume and Liquidity

The Company’s securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s securities may be issued, available for purchase and may be traded on a specific trading system that is registered with the United States Securities and Exchange Commission as an “Alternative Trading System” or an “ATS”. The Company does not have any plans to trade its securities on a specific ATS as of the date of this filing. Any disruptions to the operations of an ATS or a Broker Dealer’s Customer Interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading.

Because the Company’s Securities may be traded on a closed trading system, it is a possibility that there will be a limited number of holders of the Company’s Securities. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price, or greater volatility than would be the case with greater liquidity. Investors may not be able to resell their securities on a timely basis, or at all.

The Number of Securities Traded on an ATS May be Very Small, Making the Market Price More Easily Manipulated

While the Company understands that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s Securities because the ATS the Company chooses may be a closed system that does not have the same breath of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is Not a Stock Exchange and has Limited Quoting Requirements for Issuers, of for the Securities Held

Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market or other NMS Trading Platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s Securities may not be at prices that represent the national best bid or offer prices that could be considered similar securities.

Shares of the Company’s Preferred Stock and Common Stock may in the future be Subject to the Penny Stock Rules

The Company plans to list its securities on the OTC Markets Group’s OTCQB or OTCQB in 12 to 36 months of the completion of this Offering. Company’s Common Stock and Preferred Stock may in the future if traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock or Preferred Stock to sell all, or a part of the Common Stock or Preferred Stock Shares when the purchasers wish, or, if the Common Stock or Preferred Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock or Preferred Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following Conversion

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after converting of the 6% Convertible Preferred Stock Shares.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after an investor converts from the 6% Convertible Preferred Stock Shares to the Company’s Common Stock Shares may

 pg. 14

be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase the 6% Convertible Preferred Stock Shares, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of products and services that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s products and services, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its products to new areas, or to develop new products and services;

•

Changes in the Company’s expenditures to promote its products and services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

 pg. 15

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

 pg. 16

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company currently has 63,480,486 Shares of Common Stock issued to a total of EIGHT Shareholders, four of which own more than 5% of the Company’s issued and outstanding Common Stock Shares.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Dean Zanetos Chairman of the Board of Directors 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 25,500,000 Shares (40.17%) Preferred Stock: No Shares	Common Stock: 25,500,000 Shares (40.17%) Preferred Stock: No Shares
Mr. Sidney K. Kassouf President & Chief Operations Officer 1020 North Hollywood Way, #120 Burbank California 91505	Common Stock: 25,500,000 Shares (40.17%) Preferred Stock: No Shares	Common Stock: 25,500,000 Shares (40.17%) Preferred Stock: No Shares
Mr. Marko Budgyk Shareholder 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 5,000,000 Shares (7.88%) Preferred Stock: No Shares	Common Stock: 5,000,000 Shares (7.88%) Preferred Stock: No Shares
Mr. Majid Akeel Shareholder 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 3,340,486 Shares (5.26%) Preferred Stock: No Shares	Common Stock: 3,340,486 Shares (5.26%) Preferred Stock: No Shares

NOTE: These securities where previously qualified for sale by the United States Securities and Exchange Commission on November 30th, 2015, but the Company did not sell any Securities as part of that Offering.

NewShow Media, Inc. Merger Details (2014):

Broadcast 3DTV, Inc. was incorporated in California on August 10th, 2012.

The total number of shares of Capital Stock authorized pre-merger was 100,000,000

The total number of shares of Common Stock issued pre-merger was 29,821,429

The total number of shares of Common Stock reserved for the equity incentive reserve pool pre-merger was 3,000,000

Common Stock Shareholders included:

Mr. Sidney Kassouf: 12,000,000 Shares

Mr. Dean Zanetos: 10,000,000 Shares

Mr. Marko Budgyk: 5,000,000 Shares

Mr. Majid Akeel: 2,422,697 Shares

New Show Media, Inc. was incorporated in California on June 8th, 2005

Total allocated shares of common stock were:

•

Mr. Dean Zanetos – 15,500,000 Shares

•

Mr. Sidney Kassouf – 13,500,000 Shares

 pg. 17

On August 4th, 2014, NewShow Media, Inc. was merged into Broadcast 3DTV, Inc., resulting in share allocation for Broadcast 3DTV, Inc. as follows:

•

Mr. Sidney Kassouf: 25,500,000 Shares

•

Mr. Dean Zanetos: 25,500,000 Shares

•

Mr. Marko Budgyk: 5,000,000 Shares

•

Mr. Majid Akeel: 2,422,679 Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 18

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 6% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Zanetos and Kassouf, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Broadcast 3DTV, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must

 pg. 19

read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $5,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company 6% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$4,925,000	98.5%	N/A	N/A

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$75,000	1.5%	N/A	N/A

Footnotes:

1)

We are offering a maximum of 50,000 6% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 20

Broadcast 3D TV, Inc. - Use of Investment Proceeds

ASSUMPTIONS:

1.

$5,000,000 raised through equity offering.

2.

Percentages will be commensurate to actual funds received.

3.

Monthly expenditures may vary.

4.

Reserve is set aside for dividend payments.

5.

Expansion Reserve used until Affiliate revenue is collected.

OPERATIONAL EXPENSES
General Operating & Administrative	$264,000	5%
Hardware Development	$54,000	1%
Website Maintenance & Software	$96,000	2%
Application Software & Development	$57,600	1%
Organizational & Office Expense	$120,000	2%
Corporate Legal Counsel	$54,000	1%
Legal Patent Legal	$55,200	1%
Accounting & Bookkeeping	$48,000	1%
Content Development	$240,000	5%
Affiliate Operations	$60,000	1%
Employees – 2D to 3D Conversions	$300,000	6%
TOTAL:	$1,348,000	27%

EXPANSION:
Expansion Reserve / Contingency	$3,652,000	73%

The above allocation of Funds Table provides above provides the use of funds based on raising $5,000,000 USD. If the total offering is not met, management will distribute the funds on a percentage weighted basis according to the Allocation of Funds Table provided above.

 pg. 21

ITEM 7. DESCRIPTION OF BUSINESS

BUSINESS PLAN:

Broadcast 3DTV, Inc. is a California corporation, incorporated August 14, 2012, based in Burbank. Management aggressively protects its intellectual property and owns patents pending for viewing and delivery of 3D content. Company viewing systems enables glasses-free 3D and can be watched from any angle on smart phones, tablets, computers and TV’s. The company also has its own system for conversion of content from 2D to 3D in HD.

The B3DTV advanced technology platform is elegant in its simplicity of use and unique in that it can be monetized through multiple income streams as the company grows.

The unparalleled invention of the Broadcast 3DTV system of displays allows web streaming, web information technology, and 3D production, to all work seamlessly together for a first class customer viewing experience. The existing seasoned management team necessary for such an operation is currently in place. Management intends to further develop more intellectual property and protect it with additional patents.

Traction & Milestones

•

We achieved proof of concept with workable prototypes for several devices from different manufacturers.

•

We have market tested the product abroad and have significant customer interest from major telecoms in India, Saudi Arabia, the UAE, and Germany.

•

We have additionally achieved patent pending status for both our 3D screen protector and for our proprietary system for the transmission of 3D content.

Industry

Internet Broadcast in 3D

Target Customer

Smart phone, tablet, computer and TV users; as well as Content Providers including: 3D film distributors, 3D Game Makers and Sports Networks.

Market Size

64% of American adults now own a smartphone of some kind.

 pg. 22

Problem/Opportunity

Glasses are the biggest barrier to widespread 3D viewing outside of theatrical distribution. Many viewers find them uncomfortable, to the point that they are more likely the cause of so-called "3D headaches" than actually watching 3D. Also, wearing 3D glasses serves to narrow the field of vision, introducing a claustrophobic element to the viewing experience.

 pg. 23

Solution

We got rid of the glass by making screen protectors for cell phones, tablets, laptops, desktop computers, or TV’s. Our proprietary, inexpensive overlays combined with software, allow clear 3D viewing “without glasses.” Once installed, you can clearly view normal 2D content without knowing its there. But when you switch to the B3DTV website, your programming comes alive revealing clear 3D images, viewable from all angles.

 pg. 24

 pg. 25

3D Content Providers Need Additional Distribution Outlets

Current studio distribution of 3D films has almost zero aftermarket except in Blu-ray and even that is limited.

Game makers have limited sales for 3D video games.

Sports networks have limited customers for 3D telecasting of sporting events.

As consumers of streaming video increase, they will want more choice, and that will include 3D.

Pirating is almost impossible. B3DTV provides secure electronic internet broadcast of media. Double encoding is achieved through the receiving device as well as at the transmission source and within the signal itself, making the viewing of pirated material both time consuming and almost worthless.

B3DTV can provide 2D to 3D conversion or use existing native or converted 3D material.

Revenue Model

B3DTV technology is monetized in two ways

Revenue from sales of the 3D ScreenPro screen protectors. Our proprietary protective overlay retails at $19.95.

Revenue from subscriptions for 3D content. A starter subscription for basic content will begin at $3 per month. Specialty channels and VOD will be value added features for additional cost.

 pg. 26

Competitive Landscape

Currently, there are no other products similar to our 3D screen protectors. Having the “first to market” product advantage will allow Broadcast 3DTV a superior strategic position to rapidly expand, as it captures the huge 3D viewing market.

•

We have a very simple, low cost, yet effective protector/overlay for any smart phone, tablet or computer screen that allows “no glasses” 3D viewing.

•

Consumers do not have to discard their current units in order to upgrade to 3D. No need to transfer information or learn a new device.

•

3D content can be readily available for the consumer whenever they choose to view it.

Marketing

The initial rollout will be geared toward youth (13-25) in our test market, Los Angeles. B3DTV has an ongoing relationship with KTLA TV with an audience reach of 10.4 million viewers. We will provide for local broadcast, a review show, MTMG Review, that will critique the latest in movies, television, music and games. The slant will be youth driven with an emphasis on 3D films & games and give the audience a chance to personally review any show they see through their favorite social media directly from our website.

The show will be broadcast on KTLA in 2D but will be filmed in 3D utilizing trailers and promos originated in 3D. MTMG Review will then be re-broadcast as a “free” program on the B3DTV webpage allowing viewers to see the original program in clear 3D.  The audience will be directed to locations to purchase 3D ScreenPro, the Company’s protective 3D screen along with 3D films and programming accessible through Broadcast 3DTV.

 pg. 27

B3DTV, Industry Leadership in Security

With B3DTV security, current native 3D films and content can have a new extended distribution life and allow for even more content be produced almost immediately. 3D sporting events and 3D internet game makers will have new customers through the B3DTV system.

As far as current content providers are concerned, 2D to 3D conversion and the formatting for all display systems is completed prior to broadcast. This not only makes viewing easy for the customer but also provides a high degree of security for content providers. This higher security is achieved through vertical interlacing completed prior to the broadcast. In other words, copying content files will do no good unless your device is exactly the same as the one you copied from and you will have to break and change the extension which will be proprietary from the website and only usable if you have the application that is filed in your name. The app also tracks content use relevant to distribution rights and allows for record-keeping regarding website traffic.

This type of high-security provides safety for the distribution of all copyrighted shows and games within the B3DTV system.

Use Of Proceeds

After the offering, B3DTV’s plan for successful operations for the first 12 months and beyond shall include implementation of the following:

1. Company will advance its manufacturing and packaging of 3D ScreenPro. This is the exclusive Company product, sold as a screen protector for smart phones and tablets that allows viewers to watch uninhibited 3D without glasses when used in conjunction with the free B3DTV app download.

2. As the Company advances its products and broadcast programming, additional patents will be filed both in the US and worldwide, covering Company’s supplementary, new technology as it is developed.

3. Licensing of the Company technology will be targeted to telecommunications companies (telco’s) in the US and throughout the world. As territorial sales expand, Company patent coverage will also expand through formal registrations in those countries.

 pg. 28

4. Marketing to the Los Angeles area will commence immediately. (See page 5 - “Marketing”) It is anticipated that because of the low priced entry point for 3D without glasses (See page 4 - “Revenue Model”), a new and exciting viewer experience will be launched. B3DTV’s customer base will be free to screen upcoming 3D movie trailers, 3D games, and music videos. They will get a flavor of 3D viewing without glasses on their existing tablets and smart phones.

5. Company has made initial inquiries with content providers for programming to convert existing 2D material into 3D. The conversions will be done in accordance with B3DTV’s technology and at a price that is less than current rates while still achieving the high definition, broadcast standards required for the B3DTV system.

It is further anticipated that through sales from the Company’s 3D ScreenPro and telco licensing, sufficient revenue will be provided to advance growth and profitability without the need for an additional offering. (See Exhibit Attachment - “Use Of Investment Proceeds”)

Conclusion

Broadcast 3DTV is dedicated to the best in clear 3D viewing.

The mission: release B3DTV advanced-technology worldwide.

Now audiences can enjoy remarkable 3D without glasses.

Imagine, low cost, amazing 3D viewable from any angle.

So leave the past.  Join us.

A true game changer…

 pg. 29

Simplified Operational Overview

3D ScreenPro® Screen Protector Manufacturing
Broadcast 3DTV, Inc.
3D ScreenPro® Screen Protector Distribution
1. Telco's
2. Big Box Stores
3. Internet Sales
Consumers
Content Producers
B3DTV.com 3D Jetstream® Streaming Web
Subscriptions

 pg. 30

Broadcast 3DTV, Inc.

Changing A 2D World Into A 3D Universe

NETWORK AFFILIATES & THE NEW BROADCAST 3DTV ECO-SYSTEM

A WHITE PAPER

BROADCAST 3DTV, INC. 1020 N. HOLLYWOOD WAY #120, BURBANK, CA 91505 – B3DTV.COM

 pg. 31

THE COMPANY

Broadcast 3DTV, Inc. is a California corporation, (Company), incorporated August 14, 2012, based in Burbank. Management aggressively protects its intellectual property and owns patents pending for viewing and delivery of 3D content. Company viewing systems enables glasses-free 3D and can be watched from any angle on smart phones, tablets, computers and TV’s. The Company also has its own system for conversion of content from 2D to 3D.

The B3DTV advanced technology platform is elegant in its simplicity of use and unique in that its eco-system can monetize Broadcast Affiliates (Affiliates) through multiple income streams.

The unparalleled invention of the Broadcast 3DTV system of displays allows web streaming, web information technology, and 3D production, to all work seamlessly together for a first class customer viewing experience.

B3DTV - BROADCAST TECHNOLOGY & TVE

The B3DTV website is the delivery portal for 3D content. Company will be using modified high-speed Apache servers using DLL codec to deliver the properly formatted 3D video to each individual device.

The Company’s delivery system can be utilized through WiFi, 2G, 3G, or 4G.

Our proprietary encoding sequence allows for less data per title than is currently used. This means data usage will be less than what is the current standard for 2D titles.

Television Everywhere (TVE) is the most rapidly expanding market segment in entertainment distribution. This dramatic growth of data and WiFi usage for TVE fits perfectly into the B3DTV network of affiliates worldwide, assuring increased demand of our product for many years to come.

3D SCREENPRO

First let’s define what our unique screen protectors do. We got rid of the glasses for 3D viewing by making screen protectors that can be utilized for cell phones, tablets, laptops, desktop computers, or TV’s. Our proprietary, inexpensive overlays, 3D ScreenPro, combined with our software, allow clear 3D viewing “without glasses.”

Once installed, you can plainly view normal 2D content without knowing the screen protector is there. But; when you switch to the B3DTV website through our app, content comes alive, revealing clear 3D images, viewabl

 pg. 32

from all angles. Should email or text interrupt viewing you can swap and resume watching at will. No switching is necessary.

Our 3D ScreenPro screen protectors are in preparation for mass production. Machinery is being created to replicate our prototype screens. Testing has already begun.

NETWORK  AFFILIATES  (SYSTEM OPERATORS)

The flexibility of the B3DTV operating system permits Company the option to either use existing telecommunications companies (Telecom’s) or not. Any standing WiFi system can be used for delivery and could be a potential Affiliate of the Broadcast 3DTV system.

Telecom’s offer an advantage in that “data time” and “WiFi” can both be utilized for transmission. Currently Telecoms have limited ability to feature WiFi services as part of their business model. B3DTV technology, however, would present a path for Telecoms to potentially expand into the broadcast business. Also, basic distribution and billing infrastructure are already set and operating, offering advantages to both the Telecom and B3DTV.

SECURITY – A “NO-PIRACY” BROADCAST   FORMAT

Currently, all 2D to 3D conversions and formatting of native 3D for the Company display systems are completed prior to broadcast. This not only guarantees flawless 3D for the customer but also provides a high degree of security for content providers.

Company’s exceptional security is achieved through vertical interlacing as product is formatted for broadcast. In other words, copying content files will be almost useless unless your device is exactly the same as the one you copied from. Potential hackers would have to break and change the extension which would be proprietary from the website and only usable if you have the application that is filed in your name. Nothing is absolute however, but the time necessary to complete such a hacking exercise for each show would make the effort prohibitive.

The Company app also tracks content use relevant to distribution rights and allows for record-keeping regarding website traffic.

This type of high-security provides safety for the distribution of all copyrighted shows and games within the B3DTV system.

 pg. 33

CONTENT AVAILABILITY

Currently all programming available to the Company in the US will be available to Affiliates worldwide (rights permitting). Since we are internet broadcasting for handheld devices, our audience is different from the traditional TV broadcast audience. Rights of course will have to be delineated and we do not anticipate conflicts at this time.

Both US and International Network Affiliates are also encouraged to use any of their own local television broadcasts and in turn rebroadcast in 3D as they become available and are converted.

WHEN NATIVE 3D CONTENT IS NOT AVAILABLE, COMPANY WILL EMPLOY ITS PROPRIETARY CONVERSION OF 2D TO   3D.

Company method of conversion is a unique blend of technology already in existence. Modifications to software in combination with new Company software programs deliver exceptionally high quality results for our 3D system.

By breaking down a visual scene into a series of gray scale zones, we create a depth matt used for placement of scale separation giving us an impressive 3D effect. Using this unique system with our software, a single operator utilizing one of our custom configured computers can complete the task.

It is estimated that a typical motion picture (for example) can be converted in approximately one and one half days.

US – LAUNCH - LOS ANGELES, CALIFORNIA

Once the system is operating and viewable in Los Angeles we anticipate our first Broadcast Affiliates will be in Saudi Arabia and Dubai, UAE.

Europe, Asia and India will then be targeted.

INITIAL CONTENT

The Company’s initial plan is to use content as marketing. Let me explain. Utilizing Los Angeles, as our initial rollout, we will be gearing programming toward youth (13-25). B3DTV has an ongoing relationship with KTLA TV with an audience reach of 10.4 million viewers. We will provide for local broadcast, a review show, MTMG Review, that will critique the latest in movies, television, music and games. The slant will be youth driven with an emphasis on 3D films & games and give the audience a chance to personally

 pg. 34

review any show they see through their favorite social media directly from our website.

The show will be broadcast on KTLA in 2D but will be filmed in 3D utilizing trailers and promos originated in 3D. The KTLA potential audience of millions of viewers can all be prospective B3DTV subscribers.

MTMG Review will then be re-broadcast as a “free” program on the B3DTV web portal, allowing viewers to see the original program in clear 3D. The audience will be directed to locations to purchase 3D ScreenPro, the Company’s protective 3D screen, activating access to the B3DTV website for 3D films and programming.

So let us summarize: MTMG gives centralized access to all major and independent studios for their new releases in movies, television, music and games. We receive electronic press kits used in television and theatrical marketing. As previously stated, MTMG Review will emphasize 3D on our normal 2D broadcast while encouraging a visit to the website and giving locations to purchase a 3D ScreenPro and watch the MTMG show itself in 3D without glasses for free.

Additionally, B3DTV has acquired a group of older science fiction movies that we will be converting to our 3D system for broadcast when audience members sign up.

Company has contacted and made arrangements for a more current library of approximately 2,000 hours of programming in roughly 1,200 different titles.

All of the above mentioned programs are family oriented.

COMMERCIAL  CONTENT

Company has made contact with Paramount Pictures regarding broadcast of early Star Trek TV episodes for conversion into 3D with new groups of episodes exchanged on a monthly basis. Other studios will be contacted as our broadcasts expand.

Additionally, Activision in Santa Monica has associations with members of our team and are interested in new 3D outlets for their 3D games. Call of Duty, their lead title topped 10 billion dollars in worldwide sales. B3DTV would hope to further develop new content opportunities with Activision, thus increasing programming capacity for both companies.

 pg. 35

SPORTS

The B3DTV system will eventually have the capacity to broadcast “live” sports events worldwide. In order for this to happen, broadcast systems and affiliates within each country will have to become accustomed to the protocols necessary for smooth delivery of content. As this materializes and the need for more content multiplies, then 3D origination of live sports can be initiated.

BROADCAST 3DTV – A SNAPSHOT OF BUSINESS   EXPANSION

1.

Company will advance its manufacturing and packaging of 3D ScreenPro. This exclusive, patent pending Company product, sold as a screen protector for smart phones and tablets, allows viewers to watch uninhibited 3D without glasses when used in conjunction with the free B3DTV app download.

2.

Marketing to the Los Angeles area will commence immediately. It is anticipated that because of the low priced entry point for 3D without glasses, a new and exciting viewer experience will be launched. B3DTV’s customer base will be free to screen upcoming 3D movie trailers, 3D games, and music videos. They will get a flavor of 3D viewing without glasses on their existing tablets and smart phones.

3.

Licensing of the Company technology to Broadcast Affiliates will be targeted to Telecom’s in the US and throughout the world. As territorial sales expand, Company patent coverage will also expand through formal registrations in those countries.

4.

Company has made initial inquiries with content providers for programming to convert existing 2D material into 3D. The conversions will be done in accordance with B3DTV’s technology and at a price that is less than current rates while still achieving the quality broadcast standards required for the B3DTV system.

5.

It is further anticipated that through sales from the Company’s 3D ScreenPro and Telecom licensing, sufficient revenue will be provided to advance growth and profitability.

B3DTV  US AUDIENCE

The United States television market is broken up into DMA's (Designated Market Areas). There are 210 DMA's in the country ranked by population with Los Angeles being number 2. Los Angeles offers a potential viewership of over 11 million people. B3DTV is conservatively estimating over 200,000 members within the first two years. Over a three-year period it is possible to

 pg. 36

be looking at 400,000 subscribers just in Los Angeles.

Broadcast 3DTV, Inc.’s goal is to have all 210 DMA’s represented by broadcast affiliates within a five-year period.

In the US, Telecom’s are the desired affiliate partners but are not absolutely necessary to the growth of the Company. US infrastructure is so strong B3DTV can expand on its own terms.

B3DTV has contacted the giant retailer, Best Buy. Company has discussed BB’s willingness to sell the 3D ScreenPro and they are willing to do so.

Competition for the use of local servers within the US is plentiful, especially when coupled with Company’s own servers. B3DTV is confident that it can establish high quality distribution in each market it chooses to broadcast.

Should Company launch a DMA market it can either sell a broadcast license to an affiliate (Telecom) or operate it on its own.

PACKAGES & COSTS

Currently the Company is looking to receive a $3.00 monthly fee per customer for access to the open content on B3DTV website,

Additional content can be viewed VOD for an added cost as films, games, etc. become available.

Each Network Affiliate will determine how much programming they want or what they will allow in their territory. They will also have the ability to broadcast their own local content that Company would format into a 3D broadcast.

The Affiliate with Company will determine program-packaging costs relative to airtime usage within their system.

Company and Affiliate together will determine access pricing based upon the best promotional value necessary for rapid development and growth.

Increased usage and fees are in the best interest of the Affiliate and the Company.

The Affiliates will operate under an exclusive Affiliate’s Contract for their DMA or DMAs. The B3DTV Affiliate will then stream 3D content as well as local programming conformed to Company’s “no glasses” 3D format.

 pg. 37

BASIC REVENUE FOR NETWORK AFFILIATES AND   B3DTV

The B3DTV customer will have 3 opportunities for 3D entertainment content.

1.

A free 3D website promotional package with MTMG Review and advertising for programming. This content is available to anyone purchasing a 3D ScreenPro.

2.

The B3DTV channel - A monthly subscription fee paid to B3DTV that would allow films, TV shows, and games, offering massive entertainment diversity to the customer.

3.

VOD (Video On Demand) content for current films and programming offered a la cart. After paying a pay per view fee, a customer could watch shows as desired.

Broadcast 3DTV, Inc. is compensated in the following ways:

1.

A $3.00 monthly fee per subscriber.

2.

A $10.00 to $20.00 fee wholesale per 3D ScreenPro screen protector sold, depending upon the size of the screen.

3.

Advertising revenue derived from programming.

4.

VOD revenue (or Pay Per View) based upon the price set by content owners.

Telecom’s with a Network Affiliate Contract would be able to monetize B3DTV technology through a combination of airtime usage and WiFi, coupled with a surcharge on the monthly subscription fee.

A customer could be charged for a 3D package in a way that would be advantageous to the Telecom. In other words increasing time and subscribers would be the goal along with additional monthly fees.

A package would be in much the same way a cell phone purchase is currently amortized. A free 3D ScreenPro with a six month subscription at $7.00 could be offered etc. The Telecom would price the subscription in order to gain customers.

VOD would be a shared profit operation. As an example, a studio could price a new AVATAR at $9.00; our charge would be $18.00 with $9.00 going to the studio and $4.50 each to the Telecom and B3DTV. More aggressive pricing for a wider feature release could be a $1.00 price from the studio and a $2.00 charge to the customer with $.50 each to the Telecom and B3DTV.

 pg. 38

CONCLUSION

There is no other 3D technology on the market that compares with our superior “no glasses” 3D viewing capabilities. Consumers do not have to discard their current units in order to upgrade to 3D. No need to transfer information or learn a new device. 3D content can be readily available for the consumer whenever they choose to view it.

Now audiences can enjoy remarkable, low cost 3D without glasses, viewable from any angle.

On top of this our distribution system offers superior delivery with reduced data transmission. Once you’ve experienced our new tech, you’ll agree, B3DTV has redefined and updated the broadcast entertainment eco-system.

As this new 3D viewing experience expands around the globe, B3DTV affiliates and audiences will be at the forefront of 3D entertainment technology for many years to come.

Dean Zanetos Chairman, CEO Broadcast 3DTV, Inc.

 pg. 39

B.

The Offering

The Company is offering a maximum of 50,000 6% Convertible Preferred Stock Shares at a price of $100.00 per Share, with all Shares having a value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Broadcast Marketing and Advertising products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has not set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 6% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

&  Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 6% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

&  Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has outstanding warrants for the purchase of shares of the Company’s Common Stock.

•

Mr. Mark Centowski, Manager of Operations

o

1.5 Million Shares

•

Dr. John Tamkin, Product Development Consultant

o

2.5 Million Shares

 pg. 40

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.

Company Convertible Securities

The Company, at the completion of this Offering will have 50,000 6% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 6% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

 pg. 41

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 6% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 6% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 6% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

In 2012, The Board adopted an equity incentive stock option plan (the “Plan”), under which the Board of Directors has reserved THREE MILLION shares of Common Stock for issuance upon exercise of options granted pursuant to the Plan. The plan is administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee has the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 42

M.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 6% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

 pg. 43

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Broadcast 3DTV, Inc.

The Company	Broadcast 3DTV, Inc. is a California Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 48 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 6% Convertible Preferred Stock Shares.
Term of the Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 6% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

Conversion Option / Mandatory Conversion

All 6% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fifth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 6% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 6% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

Voting Rights	Preferred Stock Holders have No Voting Rights
Distributions Reports to Investors

The Company has never declared or paid cash dividends on our common stock. The Company currently intends to retain all available funds and future earnings for use in the operation of the Company’s business and does not anticipate paying any cash dividends in the foreseeable future for its Common Stock. Any future determination to declare dividends on the Company’s Common Stock will be made at the discretion of the Company’s board of directors, and will depend on the Company’s financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 46

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 1020 North Hollywood Way, Suite 120, Burbank, California 91505. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

Broadcast 3DTV, Inc. commenced operations in August of 2012 as a California Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Broadcast 3DTV, Inc. will operate profitably.

Overview:

Broadcast 3DTV, Inc. is a California corporation, incorporated August 14, 2012, based in Burbank. Management aggressively protects its intellectual property and owns patents pending for viewing and delivery of 3D content. Company viewing systems enables glasses-free 3D and can be watched from any angle on smart phones, tablets, computers and TV’s. The company also has its own system for conversion of content from 2D to 3D in HD.

The B3DTV advanced technology platform is elegant in its simplicity of use and unique in that it can be monetized through multiple income streams as the company grows.

The unparalleled invention of the Broadcast 3DTV system of displays allows web streaming, web information technology, and 3D production, to all work seamlessly together for a first class customer viewing experience. The existing seasoned management team necessary for such an operation is currently in place. Management intends to further develop more intellectual property and protect it with additional patents.

Liquidity and Capital Reserves

As of January 1st, 2017, the Company had $609.98 USD in cash and total liabilities of $73,281.11. As of January 1st, 2017, the Company has incurred total expenses of $75,000 in association with this Offering. In Management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next twelve months. The Company is attempting to raise capital to proceed with its plan of operation as detailed in the Description of Business Section of this Offering. The Company hopes to raise a minimum of $1,000,000, and a maximum of $5,000,000 through this Offering. The Company believes that such funds will be sufficient to fund the Company’s expenses over the next twelve months.

The Company is highly dependent upon the success of this Offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other sources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because the Company is a development stage company with no operations to date, the Company would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company

 pg. 47

cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Dean Zanetos (Age: 67 )

Co-Founder, CEO & Chairman of the Board of Directors

Mr. Dean Zanetos is an experienced producer and director, having worked for Universal Pictures from 1979 through 1988.

Mr Zanetos has directed and produced television and motion picture projects with aggregate budgets of over $120 Million US Dollars. He has a vast knowledge of special effects production. His producing credits include “Battlestar Galactica” among others.

From 1990 through 1994, Mr. Zanetos was President of World Television Distribution, which distributed film and television shows throughout the World. Mr. Zanetos has a B.A. Degree in Political Science from the University of Denver.

Mr. Zanetos has expertise in production, distribution and as an executive, which are all significant components for the successful management of the complex technical and content requirements for the Company.

Mr. Sidney K. Kassouf

(Age: 61)

Co-Founder, President & Chief Operations Officer

Mr. Kassouf is an innovator in all areas of visual technology from High Definition to 3D.  He has more than twenty (20) years of experience creating digital technical solutions and applications including several years of advanced development of emerging technologies.

Previously, Mr. Kassouf produced 24 episodes of the TV music series, “The Rock Files,” in 1993 as well as edited music videos from 1991 through 2009 for TV. He produced special effects content for recent series such as Alias, CSI New York, CSI Miami, Chuck, Lost and Dexter.

He has also authored DVDs and Blu-Ray DVDs for major studios and co-founded eDef Media Labs, a research company that specializes in transforming video and film pictures from standard definition to high definition in order to meet broadcast specifications. Mr. Kassouf is an expert in entertainment technology and currently serves as a consultant to various post-production companies in Hollywood.

Dr. John M. Tamkin (Age:  54)

Product Development Consultant

B3DTV has a strategic relationship with Imaging Insights LLC, under the direction of Dr. John Timken, CEO/CTO. Dr. Tamkin has more than 30 years of professional experience in optical engineering, focused on developing and transferring optical technology from product research through production. Through most of his career, he has operated as a team leader of small groups on projects that had lifetimes of less than 2 years with budgets more than $10 Million.

Dr. Tamkin has published extensively and has numerous patents.

Dr. Tamkin has a B.S in Physics from San Diego University and a Ph.d in Optical Engineering from the University of Arizona.

 pg. 48

Mr. Mark Centkowski  (Age:  64)

Manager of Operations

Mr. Centkowski founded Innovision Optics, located in Santa Monica, California in 1987.  He has more than 30 years of experience in the design manufacture and marketing of specialized production equipment to the television and video industries. He is involved in the development of the next generation of specialized camera lenses, and compact versions of camera tracking systems for Innovision Optics. He coordinates a team of mechanical engineers, optical designers and software programmers for the development of customized optical instruments and remote controlled camera systems.

Mr. Centkowski has a B.A. from Michigan State University.

B. Significant Employees.   All Members of Broadcast 3DTV, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Broadcast 3DTV, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In January of 2017, the Company adopted a compensation program for Company Management. Accordingly, Management of Broadcast 3DTV, Inc. will be entitled to receive an annual salary of:

Mr. Dean Zanetos

Chairman of the Board of Directors

$94,800

Mr. Sidney K. Kossouf

President

$94,800

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 49

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company currently has 63,480,486 Shares of Common Stock issued to a total of EIGHT Shareholders, four of which own more than 5% of the Company’s issued and outstanding Common Stock Shares.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Dean Zanetos Chairman of the Board of Directors 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 25,500,000 Shares (40.17%) Preferred Stock: No Shares	Common Stock: 25,500,000 Shares (40.17%) Preferred Stock: No Shares
Mr. Sidney K. Kassouf President & Chief Operations Officer 1020 North Hollywood Way, #120 Burbank California 91505	Common Stock: 25,500,000 Shares (40.17%) Preferred Stock: No Shares	Common Stock: 25,500,000 Shares (40.17%) Preferred Stock: No Shares
Mr. Marko Budgyk Shareholder 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 5,000,000 Shares (7.88%) Preferred Stock: No Shares	Common Stock: 5,000,000 Shares (7.88%) Preferred Stock: No Shares
Mr. Majid Akeel Shareholder 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 3,340,486 Shares (5.26%) Preferred Stock: No Shares	Common Stock: 3,340,486 Shares (5.26%) Preferred Stock: No Shares

NOTE: These securities where previously qualified for sale by the United States Securities and Exchange Commission on November 30th, 2015, but the Company did not sell any Securities as part of that Offering.

 pg. 50

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholders are Mr. Dean Zanetos, the Company’s Co-Founder, Chief Executive Officer and Chairman of the Board of Directors; and Mr. Sidney Kassouf, the Company’s Co-Founder, President and Chief Operations Officer. These two shareholders currently own the majority of the issued and outstanding controlling Common Stock Shares of Broadcast 3DTV, Inc. Consequently, these shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Zanetos and Mr. Kassouf thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 51

ITEM 14. SECURITIES BEING OFFERED.

6% Convertible Preferred Stock Shares

A maximum of FIFTY THOUSAND 6% Convertible Preferred Stock Shares are being offered to the public at $100.00 6% Convertible Preferred Stock Share.

o

All 6% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 6% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the

 pg. 52

weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 6% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 6% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 6% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Zanetos and Kassouf, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

 pg. 53

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

The Securities will be offered for sale at a fixed price of $100.00 USD per 6% Convertible Preferred Stock Share. If all Securities are purchased, the gross proceeds to the Company will be $5,000,000.00 USD. The Offering is being conducted on a “best-efforts” basis.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, no par value per share (the "Common Stock"). As of January 1st, 2017 – 63,480,486 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors pursuant to California Corporations Code Section 708.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 25,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of January 1st, 2017 – NO Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, FIFTY THOUSAND shares of Preferred Stock will be issued and outstanding.

 pg. 54

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of January 1st, 2017, there were 63,480,486 shares of our Common Stock outstanding, which were held of record by approximately 8 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of January 1st, 2017, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Common Stock Shares. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company’s Common Stock Shares will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of California. California General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by California’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

California’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 55

ITEM 15. ADDITIONAL INFORMATION REGARDING MANDATORY SHAREHOLDER ARBITRATION

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Enforceability of Mandatory Shareholder Arbitration:

A recent U.S. Supreme Court decision in AT&T Mobility, LLC vs. Concepcion, the Supreme Court upheld the enforcement of contractual arbitration clauses that waive a consumer’s right to bring a class action. While the effect of the Court’s ruling was more a landmark decision on consumer class actions, its importance was also on the more current state of “shareholder class action”, or essentially can corporations also prevent future securities class actions by adding arbitration and class-action waiver clauses in the Company’s Charter, By-laws and Securities Offering?

This issue has been debated in the past, and most recently when the Committee on Capital Markets Regulation recommended that shareholders have the Right “TO ADOPT ALTERNATIVES TO TRADITIONAL LITIGATION BY INSTITUTING ALTERNATIVES SUCH AS ARBITRATION (WITH OR WITHOUT CLASS ACTIONS).”

Conception’s pro-arbitration holding makes it clear that arbitration and class-action waiver clauses can be enforced, even in adhesion contracts that are not negotiated between the parties.

The basis for the Company’s Arbitration clause is based on Concepcion, and based on the grounds that Corporation’s, through a public offering of securities, have a “Contract with their Shareholders”

It is the Opinion of the Company that the permissibility of arbitration clauses in shareholder-corporation dispute resolution is enforceable. The Federal Arbitration Act and the Supreme Court cases upholding its effect suggest an expansive use of arbitration clauses is possible.

 pg. 56

WHEN A CORPORATION MAKES A PUBLIC OFFERING OF SECURITIES, THEY ENGAGED IN ‘INTERSTATE COMMERCE’, THUS MAKING IT POSSIBLE FOR THE COMPANY TO USE THE FEDERAL ARBITRATION ACT.

NOTE: Mandatory Shareholder Arbitration Clauses in Initial Public Offerings of Securities, like this Offering, have not been challenged in the State or Federal Courts, and the enforceability of Mandatory Shareholder Arbitration Clauses (like those contained in this Offering) have not been validated or invalidated by any court, and any future rulings by any State or Federal Court may affect the Mandatory Shareholder Arbitration Agreement associated with this Offering.

Pros & Cons of Mandatory Shareholder Arbitration:

1.

COSTS

PRO: Unlike court litigation, it is not necessary to hire a lawyer to pursue a claim against the Company in arbitration. Also, arbitration does not ordinarily involve time-consuming and expensive “discovery”, a period during which attorneys for each party subpoena each other’s documents and interrogate each other’s witnesses.

CON: Even though it is not mandatory, most parties elect to be represented by an attorney. Consequently, the cost savings of not using an attorney often is not realized by either party. And unlike court filing fees, which are relatively nominal, arbitration ordinarily entails substantial filing and arbitrator’s fees. For example, the American Arbitration Association (AAA) charges an Administrative Fee based on the amount of the claim or counterclaim that ranges from $975 for claims less than $10,000, to $8,700 for claims between $500,000 and $1 Million. Additionally, the parties must compensate the arbitrator or arbitrators for their time. A single arbitrator’s fees can exceed $1,500 per day.

2.

TIME

PRO: The arbitrator sets the date, time and place for the hearing after consulting with the parties. It is common for an arbitration to take three to six months from the initial demand to the issuance of an award. Under the AAA rules, special fast-track procedures apply if neither party’s claim or counterclaim exceeds $75,000. In this case, the arbitrator is required to set a date for the hearing within 30 days of confirmation of the arbitrator’s appointment.

CON: A lawsuit in the State of California ordinarily takes nine to 12 months, but can take years due to a variety of factors (court schedules, attorney schedules, case investigation times, discovery times, preliminary conference times, deposition times, etc.) to get from the initial filing to the trial. However, unlike in an arbitration, a lawsuit opens up the opportunity to have the court make legal rulings in advance of the trial that narrow the issuers or dismiss all or part of the claims.

3.

THE DECISION-MAKER

PRO: In an arbitration, the parties can choose an arbitrator who has experience with the industry. Additionally, unlike a judge in a court proceeding whose docket is often dominated by criminal, divorce and personal injury cases, an arbitrator ordinarily has the time to evaluate and decide the dispute.

Con: Unlike an arbitration, a judge or jury ordinarily does not have a background as an owner of a business, an active investor, both, or even neither. Consequently, arbitrators may have a bias that favors one side or the other in an arbitration. For these reasons, one party may object to an arbitrator, and vice versa.

4.

EVIDENCE

PRO: Because the rules of evidence do not apply in an arbitration proceeding, it is less time-consuming and less expensive to present a case in an arbitration proceeding than in a court trial.

CON: A party in an arbitration proceeding can be confronted with correspondence and affidavits from third-party witnesses who are not available for cross-examination. Likewise, a party in an arbitration proceeding can be confronted with testimony from witnesses who have no first-hand knowledge of the subject of the testimony. In a court proceeding, damages must be proven with reasonable certainty; in an arbitration proceeding, proof of damages can be based on speculation and conjecture.

 pg. 57

5.

DISCOVERY

PRO: In an arbitration proceeding, the parties only have limited rights to discover damaging information from the opposing party. Among other things, this means that a party probably will not incur the significant costs of subpoenaing and reviewing the opposing party’s documents and taking depositions of the opposing witnesses. Under the AAA’s fast-track rules for claims under $75,000, there is no discovery (absent exceptional circumstances) except for an exchange of exhibits and lists of witnesses five days before the hearing. In other cases, the AAA rules state the arbitrator has the discretion to direct the parties to exchange documents and other information and identify witnesses, but there is no other discovery (absent exceptional circumstances) except for an exchange of exhibits seven days before the hearing.

CON: Court rules allow each party to use a variety of methods to discover information known only by the opposing party, or a third party, including depositions, interrogatories (written questions) the opposing party must answer under oath and subpoenas for the production of documents. These procedures greatly increase the chances that each party will discover the weakness and strengths of their respective cases before trial.

6.

PRIVACY

PRO: Arbitration proceedings are not open to the public and the parties can agree to keep the proceeding confidential.

CON: In a court proceeding, confidential or embarrassing matters cannot be concealed from the public.

7.

JOINING THIRD PARTIES

PRO: Third parties who ultimately may be responsible may not be brought into the arbitration without their consent. Thus, most arbitration proceedings involve only the two parties to the contract.

CON: Court rules allow a party who has been sued for something for which a third party is ultimately responsible to bring the third party into the lawsuit by filing a cross-claim or third-party claim. In this manner, all parties involved in the dispute are before the court at the same time in the same lawsuit, and the party who is ultimately responsible bears the ultimate liability.

8.

APPEAL RIGHTS

PRO: Ordinarily an appeal from an arbitration award is permitted only on one of five narrow grounds:

•

The award was procured by corruption, fraud or other undue means;

•

There was evident partiality, corruption or misconduct by the arbitrator;

•

The arbitrator exceeded his or her powers;

•

The arbitrator refused to postpone the hearing or hear evidence, or improperly conducted the hearing; or

•

There was no arbitration agreement.

Consequently, an award in an arbitration proceeding is rarely overturned, even if the evidence does not support the result.

CON: The losing party in a court case has a right to appeal to a higher court. The basis for the appeal can include alleged errors made by the trial judge as well as alleged mistakes made by the jury, including that the result is not supported by the evidence.

 pg. 58

9.

ENFORCEMENT OF THE AWARD

PRO: In an arbitration, the prevailing party can file an application with the local court to confirm the arbitration award and enter judgment in conformity with the award. Once a court enters judgment, the award can be enforced just as any other court judgment, including garnishment or bank accounts and execution and seizures of assets.

CON: Unlike a court judgment, which usually allows the party to enforce the judgment within 30 days, an arbitration award cannot be enforced until a lawsuit is filed and a court formally confirms the arbitration award, and enters a court judgment in conformity with the award. This process usually takes at least 90 days.

10.

LEGAL ERRORS

PRO: An arbitrator generally is not bound by legal principals, nor does he or she have to explain or justify the decision. Additionally, the decision is not reviewed for legal errors. An arbitrator is generally entitled to make a decision based on what he or she deems to be just and equitable within the scope of the contract between the parties.

CON: The court is required to enforce the terms of the contract between the parties in accordance with the contract’s plain terms.

 pg. 59

FINANCIAL STATEMENTS SECTION:

 pg. 60

Broadcast 3DTV, Inc.
Balance Sheet - Unaudited
As of December 31, 2016

	Dec 31, 16
ASSETS	
Current Assets	
Checking/Savings	
1000 · Cash	
1020 · Union Bank	506.56
1030 · Citibank	103.42
Total 1000 · Cash	609.98
Total Checking/Savings	609.98
Other Current Assets	
1280 · Prepaid Expenses	140.00
Total Other Current Assets	140.00
Total Current Assets	749.98
Fixed Assets	
1500 · Fixed Assets	
1510 · Computer Equipment	12,436.81
1515 · Prototype Development-R & D	61,418.73
1516 · Prototype Services	1,896.20
1580 · Accumulated Depreciation	-9,276.33
Total 1500 · Fixed Assets	66,475.41
Total Fixed Assets	66,475.41
Other Assets	
1600 · Intangibles	
1610 · Patents	5,460.00
1680 · IP Assets	27,000.00
Total 1600 · Intangibles	32,460.00
Total Other Assets	32,460.00
TOTAL ASSETS	99,685.39
LIABILITIES & EQUITY	
Liabilities	
Current Liabilities	
Credit Cards	
2030 · Citicard	12,094.47
Total Credit Cards	12,094.47
Other Current Liabilities	
2050 · Accrued Liabilities	
2060 · Accrued Interests	2,143.56
Total 2050 · Accrued Liabilities	2,143.56
2200 · Loans Payable Current	
2201 · Notes Payable-Current	59,053.08
Total 2200 · Loans Payable Current	59,053.08

 pg. 61

Total Other Current Liabilities	61,196.64
Total Current Liabilities	73,281.11
Total Liabilities	73,281.11
Equity	
3000 · Common Stock	536,669.00
3500 · Retained Earnings	-422,944.44
Net Income	-97,318.18
Total Equity	16,406.38
TOTAL LIABILITIES & EQUITY	89,687.49

 pg. 62

Broadcast 3DTV, Inc.
Profit & Loss - Unaudited
January through December, 2016

	Jan - Dec 16
Ordinary Income/Expense	
Income	
4000 · Revenues	35.11
4020 · Product Income DVD	34.85
Total Income	69.96
Gross Profit	69.96
Expense	
6100 · Marketing Expenses	
6180 · Web Development	221.80
Total 6100 · Marketing Expenses	221.80
6400 · Office & Admin Expense	
6405 · Bank Service Charges	1,535.09
6420 · Equip. & Furniture <$1000	30.50
6455 · Licenses and Permits	80.00
6460 · Miscellaneous	0.00
6465 · Office Expense	131.06
6475 · Outside Services	20.00
6480 · Postage and Delivery	589.75
Total 6400 · Office & Admin Expense	2,386.40
6500 · Travel & Entertainment	
6510 · Airfare/ Lodging	69.85
6540 · Meals & Entertainment	841.61
6550 · Parking	16.00
Total 6500 · Travel & Entertainment	927.46
6600 · Professional Services & Consul.	
6610 · Accounting / Finance	4,897.50
6620 · Engineering Consultants	25,381.84
6640 · Legal Fees	44,250.00
6660 · Other Consultants	11,075.00
6680 · Program Developer	1,500.00
Total 6600 · Professional Services & Consul.	87,104.34
6800 · Depreciation & Amortization Exp	
6820 · Depreciation	3,736.44
Total 6800 · Depreciation & Amortization Exp	3,736.44
Total Expense	94,376.44
Net Ordinary Income	-94,306.48
Other Income/Expense	
Other Expense	
7050 · Interest Expenses	2,143.56
8000 · Taxes	
8050 · State	868.14
Total 8000 · Taxes	868.14
Total Other Expense	3,011.70
Net Other Income	-3,011.70
Net Income	-97,318.18

 pg. 63

Broadcast 3DTV, Inc.
Statement of Cash Flow - Unaudited
January through December, 2016

	Jan - Dec 16
OPERATING ACTIVITIES	
Net Income	-97,318.18
Adjustments to reconcile Net Income	
to net cash provided by operations:	
1330 · Prepaid Expenses	-140.00
2030 · Citicard	8,093.73
2200 · Loans Payable Current:2203 · Due to Shareholder	-72,668.00
2050 · Accrued Liabilities:2060 · Accrued Interests	2,143.56
2200 · Loans Payable Current:2201 · Notes Payable- Current	16,181.84
Net cash provided by Operating Activities	-143,707.05
INVESTING ACTIVITIES	
1500 · Fixed Assets:1515 · Prototype Development-R & D	-5,884.53
1500 · Fixed Assets:1516 · Prototype Services	-1,895.20
1500 · Fixed Assets:1580 · Accumulated Depreciation	3,736.44
Net cash provided by Investing Activities	-4,043.29
FINANCING ACTIVITIES	
3000 · Common Stock	112,668.00
Net cash provided by Financing Activities	112,668.00
Net cash increase for period	-35,082.34
Cash at beginning of period	35,692.32
Cash at end of period	609.98

 pg. 64

Broadcast 3DTV, Inc.

Capitalization Table

As of 12.31.2016

Name	Common (CS)	Outstanding Shares	Outstanding Ownership	Price Per Share	Equity Value
Dean Zanetos	25,500,000	25,500,000	42.8568%	$0.000392156	$ 9,999.98
Sidney Kassouf	25,500,000	25,500,000	42.8568%	$0.000470588	$ 11,999.99
Marko Budgyk	5,000,000	5,000,000	8.4033%	$ 0.001	$ 5,000.00
Majed M. Akeel	2,107,143	2,107,143	3.5414%	$ 0.14	$ 295,000.02
Majed M. Akeel	714,286	714,286	1.2005%	$ 0.14	$ 100,000.04
Majed M. Akeel	519,057	519,057	.8724%	$ 0.14	$ 72,667.98
William A. Birdwell	120,000	120,000	.2017%	$ 0.25	$ 30,000.00
George Araganyan	40,000	40,000	.0672%	$ 0.25	$ 10,000.00
Total Shares Outstanding	59,500,486	59,500,486	100.0000%		$ 534,668.01

 pg. 65

Broadcast 3DTV, Inc.

Capitalization Table Summary
As of 12.31.2016

	Shares Authorized	Shares Issued and Outstanding	Common Stock Equivalent
Common Stock classes			
Common Stock	100,000,000	59,500,486	59,500,486
Total Common Stock Issued and outstanding	100,000,000	59,500,486	59,500,486

 pg. 66

Broadcast 3DTV, Inc.

2016

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Broadcast 3DTV, Inc. is a California Stock Corporation formed on August 14, 2012. The Company was formed for the purpose of broadcasting and transmitting 3D content and programming without the need of glasses for viewing. Company is engaged in the manufacture of inexpensive hardware and software working in combination for the no glasses 3D effect. Company's advanced technology is proprietary, patent pending and wholly owned by Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Accounting:

The Financial Statements of the Company have been prepared on the cash basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Income Taxes

The Company is a Subchapter C Corporation and accordingly files a tax return with the Internal Revenue Service on an annual basis.

NOTE 3. DEBT:

Company has no outstanding long term or short term debt or issues that may affect the future bottom line.

NOTE 4. CAPITAL STRUCTURE:

The Company has one hundred million shares of Common Stock authorized, one hundred and twenty five thousand shares of Preferred Stock authorized. Fifty nine million, five hundred thousand and four hundred eighty six of common stock are issued and outstanding. A merger with NewShow Media, Inc. on August 4, 2014 increased the total stock issued.

NOTE 5. BUSINESS EXPENSE

Broadcast 3DTV, Inc. defines business expense as those costs incurred in acquiring and constructing long lived assets and getting them ready for the intended use of broadcasting internet content in 3D through our patent pending "no glasses" 3D system. These capitalized costs will be recognized in future periods, when revenues generated from content output and sales are recognized. Business costs included are as follows: Legal: US & Worldwide Patent Registrations, Corporate documents, Customer sales contracts, and Affiliate contracts worldwide. Services: 3D software alignment programing, Programing software for 2D to 3D conversion, Webcast broadcast content for the B3DTV network, Webcast broadcast content for local affiliates, 3D Anti-piracy software programing, 3D special effects software programing.

 pg. 67

Broadcast 3DTV, Inc.
Balance Sheet - Unaudited
As of December 31, 2015

	Dec 31, 15
ASSETS	
Current Assets	
Checking/Savings	
1000 · Cash	
1020 · Union Bank	22,224.62
1030 · Citibank	13,467.70
Total 1000 · Cash	35,692.32
Total Checking/Savings	35,692.32
Total Current Assets	35,692.32
Fixed Assets	
1500 · Fixed Assets	
1510 · Computer Equipment	12,436.91
1515 · Prototype Development-R & D	45,636.20
1580 · Accumulated Depreciation	-5,639.89
Total 1500 · Fixed Assets	52,433.22
Total Fixed Assets	52,433.22
Other Assets	
1600 · Intangibles	
1610 · Patents	5,460.00
1680 · IP Assets	27,000.00
Total 1600 · Intangibles	32,460.00
Total Other Assets	32,460.00
TOTAL ASSETS	120,585.54
LIABILITIES & EQUITY	
Liabilities	
Current Liabilities	
Credit Cards	
2050 · Citicard	3,990.74
Total Credit Cards	3,990.74
Other Current Liabilities	
2200 · Loans Payable Current	
2201 · Notes Payable-Current	42,871.24
2203 · Due to Shareholder	72,668.00
Total 2200 · Loans Payable Current	115,539.24
Total Other Current Liabilities	115,539.24
Total Current Liabilities	119,529.98
Total Liabilities	119,529.98
Equity	
3000 · Common Stock	424,000.00
3500 · Retained Earnings	-295,365.51
Net Income	-127,578.93
Total Equity	1,055.56
TOTAL LIABILITIES & EQUITY	120,585.54

 pg. 68

Broadcast 3DTV, Inc.
Profit & Loss - Unaudited
January through December, 2015

4020 · Product Income DVD	87.13
Total Income	87.13
Cost of Goods Sold	
5000 · Cost of Goods Sold	17.99
Total COGS	17.99
Gross Profit	69.14
Expense	
6100 · Marketing Expenses	
6180 · Web Development	360.14
Total 6100 · Marketing Expenses	360.14
6300 · Telco	
6330 · Telephone & Telecom	1,039.66
Total 6300 · Telco	1,039.66
6400 · Office & Admin Expense	
6405 · Bank Service Charges	152.00
6420 · Equip. & Furniture <$1000	2,781.68
6425 · Software <$1000	21.60
6455 · Licenses and Permits	152.00
6465 · Office Expense	529.70
6480 · Postage and Delivery	894.14
Total 6400 · Office & Admin Expense	4,531.12
6500 · Travel & Entertainment	
6510 · Airfare/ Lodging	1,223.71
6530 · Ground Transportation	96.00
6540 · Meals & Entertainment	703.70
6550 · Parking	175.15
Total 6500 · Travel & Entertainment	2,198.56
6600 · Professional Services & Consul.	
6610 · Accounting / Finance	1,862.50
6620 · Engineering Consultants	56,465.99
6640 · Legal Fees	61,673.20
6670 · Investor Relation Consulting	3,000.00
Total 6600 · Professional Services & Consul.	123,581.69
6800 · Depreciation & Amortization Exp	
6820 · Depreciation	3,470.57
Total 6800 · Depreciation & Amortization Exp	3,470.57
Total Expense	135,181.74
Net Ordinary Income	-135,112.60
Other Income/Expense	
Other Expense	
7060 · Other Expense	
7061 · Gain(Loss) fr Legal Proceedings	-8,595.75
Total 7060 · Other Expense	-8,595.75

 pg. 69

6000 · Taxes	
6010 · Federal	195.00
6030 · State	867.06
Total 6000 · Taxes	1,062.06
Total Other Expense	-7,633.67
Net Other Income	7,633.67
Net Income	-127,378.33

 pg. 70

Broadcast 3DTV, Inc.
Statement of Cash Flow - Unaudited
January through December, 2015

	Jan - Dec 15
OPERATING ACTIVITIES	
Net Income	-127,578.93
Adjustments to reconcile Net Income	
to net cash provided by operations:	
1270 · Other Receivables	3,446.87
2030 · Citicard	3,770.75
2200 · Loans Payable Current:2201 · Notes Payable-Current	26,730.99
2200 · Loans Payable Current:2203 · Due to Shareholder- Majed Akiel	97,920.00
Net cash provided by Operating Activities	4,289.68
INVESTING ACTIVITIES	
1500 · Fixed Assets:1510 · Computer Equipment	-2,209.43
1500 · Fixed Assets:1515 · Prototype Development-R & D	-34,322.61
1500 · Fixed Assets:1580 · Accumulated Depreciation	3,470.57
1600 · Intangibles:1610 · Patents	-1,200.00
Net cash provided by Investing Activities	-34,261.47
FINANCING ACTIVITIES	
3000 · Common Stock	2,000.00
Net cash provided by Financing Activities	2,000.00
Net cash increase for period	-27,971.79
Cash at beginning of period	61,664.11
Cash at end of period	33,692.32

 pg. 71

Broadcast 3DTV, Inc.

Capitalization Table

As of 12.31.2015

Name	Common (CS)	Outstanding Shares	Outstanding Ownership	Price Per Share	Equity Value
Dean Zanetos	25,500,000	25,500,000	42.9723%	$ 0.000392156	$ 10,000
Sidney Kassouf	25,500,000	25,500,000	42.9723%	$ 0.000470588	$ 12,000
Marko Budgyk	5,000,000	5,000,000	8.4260%	$ 0.001	$ 5,000
Majed M. Akeel	2,107,143	2,107,143	3.5509%	$ 0.14	$ 295,000
Majed M. Akeel	714,286	714,286	1.2037%	$ 0.14	$ 100,000
Majed M. Akeel	519,057	519,057	0.8747%	$ 0.14	$ 72,668
Total Shares Outstanding	59,340,486	59,340,486	100.0000%		$ 422,000

 pg. 72

Broadcast 3DTV, Inc.

Capitalization Table Summary

As of 12.31.2015

	Shares Authorized	Shares Issued and Outstanding	Common Stock Equivalent
Common Stock classes			
Common Stock	100,000,000	59,340,486	59,340,486
Total Common Stock Issued and outstanding			59,340,486

 pg. 73

Broadcast 3DTV, Inc.

2015

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Broadcast 3DTV, Inc. is a California Stock Corporation formed on August 14, 2012. The Company was formed for the purpose of broadcasting and transmitting 3D content and programming without the need of glasses for viewing. Company is engaged in the manufacture of inexpensive hardware and software working in combination for the no glasses 3D effect. Company's advanced technology is proprietary, patent pending and wholly owned by Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Accounting:

The Financial Statements of the Company have been prepared on the cash basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Income Taxes

The Company is a Subchapter C Corporation and accordingly files a tax return with the Internal Revenue Service on an annual basis.

NOTE 3. DEBT:

Company has no outstanding long term or short term debt or issues that may affect the future bottom line.

NOTE 4. CAPITAL STRUCTURE:

The Company has one hundred million shares of Common Stock authorized, one hundred and twenty five thousand shares of Preferred Stock authorized. Fifty nine million, three hundred forty thousand and four hundred eighty six of common stock are issued and outstanding. A merger with NewShow Media, Inc. on August 4, 2014 increased the total stock issued.

NOTE 5. BUSINESS EXPENSE

Broadcast 3DTV, Inc. defines business expense as those costs incurred in acquiring and constructing long lived assets and getting them ready for the intended use of broadcasting internet content in 3D through our patent pending "no glasses" 3D system. These capitalized costs will be recognized in future periods, when revenues generated from content output and sales are recognized. Business costs included are as follows: Legal: US & Worldwide Patent Registrations, Corporate documents, Customer sales contracts, and Affiliate contracts worldwide. Services: 3D software alignment programing, Programing software for 2D to 3D conversion, Webcast broadcast content for the B3DTV network, Webcast broadcast content for local affiliates, 3D Anti-piracy software programing, 3D special effects software programing.

 pg. 74

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 15th, 2017.

Broadcast 3DTV, Inc.

By: Mr. Dean Zanetos

___/s/ Dean Zanetos_________

Name: Mr. Dean Zanetos

Title: Chairman of the Board of Directors

___________________________________________________________________________

By: Mr. Sidney Kassouf

__/s/ Sidney Kassouf_____________________

Name: Mr. Sidney Kassouf

Title: President & Chief Operations Officer

___________________________________________________________________________________

 pg. 75

Broadcast 3DTV, Inc.

1020 Hollywood Way, Suite 120

Burbank, California 91505

DZ@B3DTV.COM

Company Direct: (818) 568-6747

SUBSCRIPTION AGREEMENT

6% Convertible Preferred Stock Shares 1 to 50,000

Subject to the terms and conditions of the shares of 6% Preferred Convertible Preferred Stock Shares (the "Convertible Preferred Stock”) described in the Broadcast 3DTV, Inc. Offering Circular dated ____________________, 2017 (the "Offering"), I hereby subscribe to purchase the number of shares of 6% Convertible Preferred Stock set forth below for a purchase price of $100.00 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "Broadcast 3DTV, Inc." evidencing $100.00 for each share of Convertible Preferred Stock Subscribed, subject to a minimum of ONE 6% Preferred Convertible Preferred Stock Share ($100.00).

I understand that my subscription is conditioned upon acceptance by Broadcast 3DTV, Inc. Company Managers and subject to additional conditions described in the Offering Circular. I further understand that Broadcast 3DTV, Inc. Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of 6% Convertible Preferred Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of 6% Convertible Preferred Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

 pg. 76

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for ____________________________ 6% Convertible Preferred Stock Shares of Broadcast 3DTV, Inc, with no par value per share, at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per share, (aggregate purchase price: $____________________).

Made ____________________, by and between Broadcast 3DTV, Inc., a California Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to FIFTY THOUSAND 6% Convertible Preferred Stock Shares (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at Broadcast 3DTV, Inc., 1020 Hollywood Way, Suite 120, Burbank, California 91505, along with a check payable to the order of Broadcast 3DTV, Inc. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

 pg. 77

(a)

Prior to making the decision to enter into this Agreement and invest in the Shares subscribed, the Purchaser has received the Offering Statement. On the basis of the foregoing, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.  The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Company Convertible Securities: All 6% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

6% Convertible Preferred Stock Shares

A maximum of FIFTY THOUSAND 6% Convertible Preferred Stock Shares are being offered to the public at $100.00 6% Convertible Preferred Stock Shares.

All 6% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

 pg. 78

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Shares of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as

 pg. 79

determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 6% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 6% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 6% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

 pg. 80

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the Broadcast 3DTV, Inc., 1020 Hollywood Way, Suite 120, Burbank, California 91505, or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for

 pg. 81

agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

 pg. 82

12.    Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

Broadcast 3DTV, Inc.

By: ______________________________________________

       Mr. Dean Zanetos, Chairman of the Board of Directors

PURCHASER:

_____________________________________________

Signature of Purchaser

_________________________________________________

                     Name of Purchaser

 pg. 83

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 84

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.

Income Tax Bracket:

(__) 15% or less

(__) 15-27%

(__) 28% or more

2.

When do you expect to need the funds from your Investments:

(__) Less than one year

(__) 1-3 years

(__) 3-5 years

(__) 6-10 years

(__) 11+ years

 pg. 85

3.

Net Worth (excluding your home):

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,000 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5M

4.

Annual Income:

(__) Less than $15,000

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,000 to $199,000

(__) $200,000 to $300,000

(__) More than $300,000

 pg. 86

5.

Household Income:

(__) Less than $15K

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,001 to $199,999

(__) $200,000 to $300,000

(__) More than $300,000

6.

Past Private Equity or Private Debt Investments:

(__) None

(__) One Investment

(__) 2-5 Investments

(__) Six or Move Investments

 pg. 87

7.

Employment Status:

(__) Student

(__) Self-Employed

(__) Employed in Same Field Less than Five Years

(__) Employed in Same Field Five Years or More

(__) Retired

(__) Unemployed

8.

Education:

(__) None

(__) GED

(__) High School

(__) College 2 Year

(__) College 4 Year

(__) Masters/PHD

 pg. 88

9.

Annual Expenses:

(__) $50,000 or Less

(__) $50,001 to $100,000

(__) $100,001 to $250,000

(__) $250,001 to $500,000

(__) Over $500,000

10.

Liquid Net Worth:

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5,000,000

 pg. 89

11.

Marital Status:

(__) Single

(__) Married

(__) Domestic Partner

(__) Divorced

(__) Widowed

12.

Number of Dependents:

(__) One

(__) Two to Three

(__) Four to Five

(__) Greater than Five

13.

Are you or any of your immediate family employed by or associated with the Securities Industry?

(__) YES

(__) NO

14.

Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(__) YES

(__) NO

 pg. 90